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                                                                    EXHIBIT 10.2


                                 LIMITED WAIVER

         THIS LIMITED WAIVER dated as of March 31, 2004 (this "Limited Waiver") is made by and among STILLWATER MINING COMPANY, a Delaware corporation (the "Borrower"), and TORONTO DOMINION (TEXAS), Inc., as administrative agent (in such capacity, the "Administrative Agent"), for the Lenders (such capitalized term and all other capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement).

                                   WITNESSETH:

         WHEREAS, the Borrower, the Lenders, the Administrative Agent, NM Rothschild & Sons Limited, as technical agent, Westdeutsche Landesbank Girozentrale, New York Branch, as documentation agent, and TD Securities (USA) Inc., as lead arranger, have heretofore entered into that certain Credit Agreement, dated as of February 23, 2001 (as amended by Waiver, Consent and Amendment No. 1, dated as of June 27, 2001, as further amended by Amendment No. 2, dated as of November 30, 2001, as further amended by Waiver, Consent and Amendment No. 3, dated as of January 28, 2002, as further amended by Amendment No. 4, dated as of October 25, 2002, as further amended by Consent and Amendment No. 5, dated as of March 20, 2003, the "Credit Agreement");

         WHEREAS, the Borrower has requested the Lenders to grant, on the terms and subject to the conditions hereof, a limited waiver of the terms of clause
(ii) of Section 8.1.14 of the Credit Agreement with respect to the four-consecutive-Fiscal-Quarter period ending on the last day of the first Fiscal Quarter of the 2004 Fiscal Year and the second Fiscal Quarter of the 2004 Fiscal Year; and

         WHEREAS, the requisite Lenders are willing, on and subject to the terms and conditions set forth below, to grant the limited waiver provided below;

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower and the requisite Lenders hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Certain Definitions. The following terms (whether or not underscored) when used in this Limited Waiver shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Administrative Agent" is defined in the preamble.

         "Borrower" is defined in the preamble.

         "Credit Agreement" is defined in the first recital.

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         "Limited Waiver" is defined in the preamble.

                                   ARTICLE II

                                 LIMITED WAIVER

         Subject to the satisfaction of the conditions set forth in Article III, the Lenders, as of the date hereof, hereby waive the occurrence of an Event of Default pursuant to the provisions of clause (ii) of Section 8.1.14 of the Credit Agreement as a result of the Borrower failing to maintain combined Palladium Production and Platinum Production of at least (i) 590,000 ounces for the four-consecutive-Fiscal-Quarter period ending on the last day of the first Fiscal Quarter of the 2004 Fiscal Year and (ii) 600,000 ounces for the four-consecutive-Fiscal-Quarter period ending on the last day of the second Fiscal Quarter of the 2004 Fiscal Year.

         The above limited waiver shall be limited precisely as written and relates solely to the breach of the provisions of the occurrence of an Event of Default as a result of the Borrower failing to comply with the provisions of clause (ii) of Section 8.1.14 of the Credit Agreement and nothing in this Limited Waiver shall be deemed to constitute a waiver of the occurrence of an Event of Default as a result of the Borrower failing to comply with the provisions of clause (ii) of Section 8.1.14 of the Credit Agreement for any other period.

                                   ARTICLE III

                           CONDITIONS OF EFFECTIVENESS

         This Limited Waiver shall be effective on the date first above written, subject to the satisfaction or waiver of each of the conditions contained in
Article III.

         SECTION 3.1 Execution of Counterparts. The Administrative Agent shall have received counterparts of this Limited Waiver duly executed and delivered by
(i) the Borrower and (ii) the Administrative Agent on behalf of the Required Lenders that have executed and delivered to Administrative Agent their written consent to the limited waiver contained herein.

         SECTION 3.2 Fees and Expenses. The Administrative Agent shall have received all fees and expenses due and payable pursuant to Section 5.3 (to the extent then invoiced) and pursuant to the Credit Agreement (including all previously invoiced fees and expenses).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.1 Representations and Warranties. In order to induce the Required Lenders and the Administrative Agent to enter into this Limited Waiver, the Borrower hereby represents and warrants to Agents, Issuer and each Lender, as of the date hereof, as follows:

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                  (a) the representations and warranties set forth in Article VI of the Credit Agreement (excluding, however, those contained in Section 6.7 of the Credit Agreement) and in each other Loan Document are, in each case, true and correct unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct as of such earlier date;

                  (b) there is no pending or, to the knowledge of the Borrower or its Subsidiaries, threatened litigation, action, proceeding or labor controversy, except as disclosed in Item 6.7 of the Disclosure Schedule, affecting the Borrower, any of its Subsidiaries or any other Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect and no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed in Item 6.7 which could reasonably be expected to have a Material Adverse Effect;

                  (c) there is no pending or, to the knowledge of the Borrower or its Subsidiaries, threatened litigation, action, proceeding or labor controversy which purports to affect the legality, validity or enforceability of the Credit Agreement or any other Loan Document;

                  (d) no Default has occurred and is continuing, and neither the Borrower nor any of its Subsidiaries nor any other Obligor is in material violation of any law or governmental regulation or court order or decree;

                  (e) this Limited Waiver has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except to the extent the enforceability hereof may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law; and

                  (f) the execution, delivery and performance by the Borrower and its Subsidiaries of this Limited Waiver does not (i) contravene the Borrower's Organic Documents, (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or (iii) result in, or require the creation or imposition of, any Lien (other than the Liens created under the Loan Documents in favor of Administrative Agent for the benefit of the Secured Parties) on any of the Borrower's properties.

         SECTION 4.2 Compliance with Credit Agreement. Each Obligor is in compliance in all material respects with all the terms and conditions of the Credit Agreement and the other Loan Documents to be observed or performed by it thereunder.

                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.1 Full Force and Effect; Limited Waiver. Except as expressly provided herein, all of the representations, warranties, terms, covenants, conditions and other provisions of


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the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are in all respects hereby ratified and confirmed. The limited waiver set forth herein shall be limited precisely as provided for herein to the provisions expressly waived hereby and shall not be deemed to be a waiver of, consent to or modification of any other term or provision of, or prejudice any right or remedy that the Administrative Agent or any Lender may now have or may have in the future under or in connection with, the Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of the Borrower or any other Obligor which would require the consent of any of the Lenders under the Credit Agreement or any of the other Loan Documents.

         SECTION 5.2 Loan Document Pursuant to Credit Agreement. This Limited Waiver is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement. Any breach of any representation, warranty, condition, covenant or agreement contained in this Limited Waiver shall be deemed to be an Event of Default for all purposes of the Credit Agreement and the other Loan Documents.

         SECTION 5.3 Fees and Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Limited Waiver and the documents and transactions contemplated hereby, including the reasonable fees and disbursements of Mayer, Brown, Rowe & Maw, LLP as counsel for the Administrative Agent.

         SECTION 5.4 Headings. The various headings of this Limited Waiver are inserted for convenience only and shall not affect the meaning or interpretation of this Limited Waiver or any provisions hereof.

         SECTION 5.5 Execution in Counterparts. This Limited Waiver may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Limited Waiver by facsimile shall be effective as delivery of an original executed counterpart of this Limited Waiver.

         SECTION 5.6 Cross-References. References in this Limited Waiver to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Limited Waiver.

         SECTION 5.7 Severability. Any provision of this Limited Waiver which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Limited Waiver or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 5.8 Successors and Assigns. This Limited Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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         SECTION 5.9 GOVERNING LAW. THIS LIMITED WAIVER SHALL BE DEEMED TO BE A
CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.


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         IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        STILLWATER MINING COMPANY



                                        By: /s/ John R. Stark
                                            ------------------------------------
                                            Name:  John R. Stark
                                            Title: Vice President


                                        TORONTO DOMINION (TEXAS), INC., as
                                        Administrative Agent



                                        By: /s/ Lynn Chasin
                                            ------------------------------------
                                            Name:  Lynn Chasin
                                            Title: Vice President